EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the use in this Registration Statement of our reports on the consolidated financial statements of Consorcio G Grupo Dina, S.A. de C.V. and Subsidiaries and MCII Hold-ings (USA), Inc., and all references to our firm, includ-ed in or made a part of this Registration Statement.

                                             /s/Arthur Andersen

          Mexico, D.F.
          October 4, 1996